UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07, on December 10, 2015, at a special meeting of the unitholders of Calumet Specialty Products Partners, L.P. (the “Partnership”), the Partnership’s unitholders approved an amendment and restatement of the Partnership’s Long Term Incentive Plan (the “Restated LTIP”) to (i) increase the number of Partnership common units reserved for issuance under the Restated LTIP by 3,100,000 common units to an aggregate of 3,883,960 common units, (ii) add a prohibition on repricing of unit options and unit appreciation rights without approval of the Partnership’s unitholders, except in the case of adjustments implemented to reflect certain Partnership transactions, (iii) add a prohibition on granting unit options or unit appreciation rights with an exercise price less than the fair market value of a common unit on the date of grant (other than “substitute awards”), (iv) permit the granting of fully-vested common units, and (v) incorporate certain other non-material ministerial changes. The Restated LTIP became effective following its approval by the Partnership’s unitholders.

The Restated LTIP provides for the granting of unit options, unit appreciation rights, restricted unit awards, phantom unit awards, unit awards, unit-based awards and other incentive compensation awards (collectively, “Awards”). The Restated LTIP is designed to promote the Partnership’s interest by providing Awards that encourage superior performance. The Restated LTIP is also intended to enhance the Partnership’s ability to attract and retain the services of individuals who are essential for the Partnership’s growth and profitability and to encourage those individuals to devote their best efforts to advancing the Partnership’s business.

The Restated LTIP is administered by the board of directors, or a committee thereof, of the Partnership’s general partner (the “Plan Administrator”). The Plan Administrator has full authority to select the individuals who will receive Awards, to determine the form and amount of each of the Awards to be granted and to establish the terms and conditions of Awards. The directors and all employees, consultants and advisors of Calumet GP, LLC and its affiliates are eligible to participate in the Restated LTIP and to receive Awards under the plan.

A more detailed description of the Restated LTIP is set forth in the Partnership’s definitive proxy statement for the special meeting filed with the Securities and Exchange Commission on October 30, 2015, under the heading “Approval of the Amendment and Restatement of the Amended and Restated Long-Term Incentive Plan” and is incorporated herein by reference. The Restated LTIP is filed as Exhibit 10.1.

Item 5.07 Submission of Matters to Vote of Security Holders.

On December 10, 2015, the Partnership held its special meeting of unitholders (the “Special Meeting”). At the Special Meeting, the Partnership’s unitholders were asked to approve the Restated LTIP, as described under Item 5.02 above, and to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there were not sufficient votes at the time of the special meeting to approve the Restated LTIP (the “Adjournment Proposal”).

The certified results of the matters voted upon at the Special Meeting are as follows:

Proposal 1 - Restated LTIP:

The unitholders approved the Restated LTIP. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
33,942,508	4,943,129	439,899	N/A

Proposal 2 -Adjournment Proposal:
The unitholders approved the Adjournment Proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
34,224,835	4,755,962	344,739	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Calumet Specialty Products Partners, L.P. Long-Term Incentive Plan dated December 10, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.
By: CALUMET GP, LLC, its General Partner

Date: December 11, 2015	By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II Title: Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Amended and Restated Calumet Specialty Products Partners, L.P. Long-Term Incentive Plan dated December 10, 2015.

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